                                                                      Exhibit 11

                          HBO&COMPANY AND SUBSIDIARIES

                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
            FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1994
                     (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,

                                                                               1995           1994
                                                                             --------       --------
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                                                      31,922         31,121


ADD - Shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to the
      computation of primary earnings per share                                 1,490          1,658
                                                                             --------       --------

NUMBER OF COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING                                                             33,412         32,779


ADD - Additional shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to
      the computation of fully diluted earnings per share                          69             39
                                                                             --------       --------

NUMBER OF COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING ASSUMING FULL DILUTION                                      33,481         32,818
                                                                             --------       --------
                                                                             --------       --------

NET EARNINGS FOR PRIMARY AND FULLY DILUTED
EARNINGS PER SHARE                                                             $9,002         $5,428
                                                                             --------       --------
                                                                             --------       --------

EARNINGS PER SHARE:

     PRIMARY                                                                    $0.27          $0.17
                                                                             --------       --------
                                                                             --------       --------
     FULLY DILUTED                                                              $0.27          $0.17
                                                                             --------       --------
                                                                             --------       --------



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